Exhibit 5 & 23.2

NATHAN D. SIMMONS, ESQ.
Simmons Legal Services, LLC
7210 South Algonquian Street, Unit 107
Aurora, CO 80016-7341

Telephone (303) 818-1573

April 18, 2013

Board of Directors
Colorado Goldfields Inc.
10920 West Alameda Avenue, Suite 201
Lakewood, Colorado 80226

Re:          Colorado Goldfields Inc.
Registration Statement on Form S-8 50,000,000 additional shares

Ladies and Gentlemen:

We have acted as counsel to Colorado Goldfields Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 50,000,000 additional shares of Class A Common Stock (the "Common Stock") of the Company pursuant to the 2008 Non-Qualified Consultants & Advisors Stock Compensation Plan (the “Plan”), as further described in a Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation and Bylaws, as restated or amended, of the Company; and the resolutions adopted by the Board of Directors of the Company authorizing and approving the Plan and preparation and filing of the Registration Statement.  In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance with any restrictive terms, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. .  However, in giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

SIMMONS LEGAL SERVICES, LLC
/s/ Nathan D. Simmons
Nathan D. Simmons, Esq.